                                                                EXHIBIT 10.06(a)
                                                                ----------------
================================================================================


                   OCCUPATIONAL HEALTH + REHABILITATION INC


            Series A Convertible Preferred Stock Purchase Agreement


                         Dated as of November 6, 1996


================================================================================

                   Occupational Health + Rehabilitation Inc
                          175 Derby Street, Suite 36
                       Hingham, Massachusetts 02043-5048

                            As of November 6, 1996

TO:  The Persons listed on Schedule I hereto
                           ----------

     Re:  Series A Convertible Preferred Stock
          ------------------------------------

Ladies and Gentlemen:

     Occupational Health + Rehabilitation Inc, a Delaware corporation (the "Company"), agrees with each of you as follows:

                                   ARTICLE I

                      PURCHASE, SALE AND TERMS OF SHARES

     1.01  The Initial Preferred Shares. The Company has authorized the issuance
           --- ------- --------- ------
and sale of 1,416,667 shares (the "Initial Preferred Shares") of its previously authorized but unissued shares of Series A Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock") at a purchase price of $6.00 per share to the persons (collectively, the "Purchasers" and, individually, a "Purchaser") and in the respective amounts set forth in Schedule I hereto. The
                                                        ----------
designation, rights, preferences and other terms and conditions relating to the Series A Preferred Stock shall be as set forth on Exhibit 1.01A hereto (the
                                                  -------------
"Certificate of Designations").

     1.02  The Additional Preferred Shares. Subject to the terms and conditions
           --- ---------- --------- ------
hereof, the Company has authorized the issuance at an Additional Closing (as hereinafter defined) of up to an additional 250,000 shares of Series A Preferred Stock (said additional 250,000 shares of Series A Preferred Stock being sometimes collectively referred to in this Agreement as the "Additional Preferred Shares;" and the Initial Preferred Shares and the Additional Preferred Shares being sometimes collectively referred to as the "Purchased Shares").

     1.03  The Converted Shares. The Company has authorized and has reserved and
           --- --------- ------
covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion of the holders of the Purchased Shares. Any shares of Common Stock issuable upon conversion of the Purchased Shares, and such shares when issued, are herein referred to as the "Converted Shares."

           1.04   The Shares.  The Purchased Shares and the Converted Shares are
                  --- ------
sometimes collectively referred to herein as the "Shares."

           1.05   Purchase Price and Closings.
                  -------- ----- --- --------

                  (a) The Company agrees to issue and sell to the Purchasers and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Initial Preferred Shares set forth opposite their respective names in Schedule I. The aggregate purchase price of
                                   ----------
the Initial Preferred Shares being purchased by each Purchaser is set forth opposite such Purchaser's name in Schedule I. The initial purchase and sale
                                  ----------
shall take place at a closing (the "Initial Closing") to be held at the offices of Messrs. Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, on November 6, 1996, at 10:00 A.M., or at such other location, on such other date and at such time as may be mutually agreed upon. At the Initial Closing, the Company will issue and deliver certificates evidencing the Initial Preferred Shares to be sold at such Initial Closing to each of the Purchasers (or its nominee) against payment of the full purchase price therefor by wire transfer or check payable to the order of the Company.

                  (b)  The Additional Closing.  Provided that the Company is not
                       ----------------------
then in default under this Agreement and subject to the provisions of Section 2.04, the Company may, with the written consent of a majority in interest of the Purchasers, upon not less than 10 days' notice given prior to May 6, 1997, offer to the Purchasers the option to purchase, and each Purchaser may, at its option, so purchase, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement and upon the terms and conditions hereinafter set forth, that number of Additional Preferred Shares set forth opposite the name of such Purchaser on Schedule I attached hereto, under the
                                       ----------
heading "Additional Preferred Shares." Any Additional Preferred Shares not subscribed for by the Purchasers pursuant to the previous sentence (the "Shortfall Shares") may be purchased by the Purchasers that did subscribe for Additional Preferred Shares pursuant to the previous sentence (the "Participating Purchasers"). Each Participating Purchaser shall have the right to purchase up to that number of Shortfall Shares as shall be determined by multiplying the total number of Shortfall Shares by a fraction the numerator of which shall be the sum of the Initial Preferred Shares and the Additional Preferred Shares subscribed for by such Participating Purchaser, and the denominator of which shall be the total number of Initial Preferred Shares and Additional Preferred Shares, in each case subscribed for by all such Participating Purchasers. Any Shortfall Shares not so subscribed for pursuant to this Section 1.05(b) shall be subscribed for by Cahill, Warnock Strategic Partners Fund, L.P. and/or Strategic Associates, L.P. in proportions to be determined in the sole discretion of Cahill, Warnock & Company, LLC. In the event that the Shortfall Shares to be subscribed for by a Participating Purchaser is determined to include fractional shares, such Participating Purchaser shall be permitted to purchase the number of shares determined by rounding such Participating Purchaser's allocated number of Shortfall Shares to the nearest whole number. The per share purchase price for each such Additional Preferred Share (as constituted on the date hereof) to be purchased pursuant to this Agreement shall be $6.00. Such purchase and sale of Additional Preferred

Shares, if any, shall take place at a closing (the "Additional Closing") at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, on such date or dates as the Company and the Purchasers may agree, but in all events on or prior to May 6, 1997. At the Additional Closing the Company will issue and deliver the certificates evidencing the Additional Preferred Shares sold at such Additional Closing to each of the Purchasers (or its nominee) against payment of the full purchase price therefor by wire transfer or check payable to the order of the Company.

           1.06  Use of Proceeds.  The Company shall use the proceeds from the
                 --- -- --------
sale of the Purchased Shares for working capital and general corporate purposes.

                                  ARTICLE II

                     CONDITIONS TO PURCHASERS' OBLIGATION

           The obligation of each Purchaser to purchase and pay for the Purchased Shares to be purchased by it at the Initial Closing is subject to the following conditions:

           2.01  Representations and Warranties.  Each of the representations
                 --------------- --- ----------
and warranties of the Company set forth in Article III hereof shall be true and correct on the date of the Initial Closing.

           2.02  Documentation at Initial Closing. The Purchasers shall have
                 ------------- -- ------- -------
received prior to or at the Initial Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchasers and their special counsel:

                 (a) A copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware together with a certified copy of the Certificate of Designations, a copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the adoption of the Company's Certificate of Designations, the approval of this Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby, and a copy of the By-laws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct in every particular, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Shares.

                 (b) The opinion of Shipman & Goodwin LLP, counsel to the Company, substantially to the effect that:

                      (i) The Company and its corporate subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. The Company's limited liability company subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is not licensed or qualified as a foreign limited liability company in any jurisdiction. To the knowledge of such counsel, Schedule III to this Agreement contains a complete list of
                    ------------
           all subsidiaries of the Company and the Company's equity interest therein. The Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in Massachusetts, Rhode Island, Vermont, Maine, New Jersey, New York, Pennsylvania and each other jurisdiction in which it owns or leases real property. Each of the Company and its subsidiaries has the corporate power or entity power, as the case may be, and authority to own and hold its properties and to carry on its business as currently conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement, the Registration Rights Agreement and the Stockholders' Agreement, to issue, sell and deliver the Purchased Shares and, upon conversion thereof, to issue and deliver the Converted Shares.

                 (ii) This Agreement, the Registration Rights Agreement and the Stockholders' Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally), except that such counsel need not express any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                 (iii) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Stockholders' Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Purchased Shares and, upon conversion thereof, the issuance and delivery of the Converted Shares, will not violate any provision of law, the Charter or By-laws, as amended, of the Company, any order of any court or other agency of government or any indenture, agreement or other instrument known to such counsel to which the Company, its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its subsidiaries. In rendering the foregoing opinion, such counsel may assume full disclosure to the Purchasers of all material facts and, with respect to performance by the Company of its obligations under the Registration Rights Agreement, may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                (iv)  The authorized capital stock of the Company consists of
           (i) 5,000,000 shares of Preferred Stock, of which 1,666,667 shares have been designated Series A Convertible Preferred Stock, and (ii) 10,000,000 shares of Common Stock. Immediately prior to the Closing, 1,471,480 shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Preferred Stock will have been issued. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as set forth in Schedule IV, to the
                                                        -----------
           knowledge of such counsel, immediately prior to the Closing no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire equity securities of the Company will be authorized or outstanding and there will be no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule IV or as
                                                         -----------
           provided for in the Charter, to the knowledge of such counsel the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                (v) The issuance, sale and delivery of the Purchased Shares and the issuance and delivery of the Converted Shares upon conversion of the Purchased Shares have been duly authorized by all required corporate action. Upon payment therefore in accordance with this Agreement, the Purchased Shares will have been validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and, to the knowledge of such counsel, are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement and the Stockholders' Agreement and as imposed by applicable federal and state securities laws; and the Converted Shares have been duly reserved for issuance upon conversion of the Purchased Shares and, when so issued, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and, to the knowledge of such counsel, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement and the Stockholders' Agreement and as imposed by applicable federal and state securities laws. Neither the issuance, sale or delivery of the Purchased Shares nor the issuance or delivery of the Converted Shares is subject to any preemptive right of stockholders of the Company arising under law or the Charter or By-laws of the Company, each as amended, or, to the knowledge of such counsel, to any contractual right of first refusal or other right in favor of any person.

                   (vi)  Except as described in Schedule II, to the knowledge of
                                                -----------
           such counsel there is no (A) action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (B) arbitration proceeding relating to the Company or any of its subsidiaries pending under collective bargaining agreements or
           (C) governmental inquiry pending or threatened against or affecting the Company or any of its subsidiaries (including, without limitation, any inquiry as to the qualification of the Company or any of its subsidiaries to hold or receive any license or permit). To the knowledge of such counsel, neither the Company nor any of its subsidiaries is in default with respect to any order, writ, injunction or decree known to such counsel of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                   (vii) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, and no consent or approval of, or other action by any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and the Stockholders' Agreement, the issuance, sale and delivery of the Purchased Shares or, upon conversion thereof, the issuance and delivery of the Converted Shares, other than filings pursuant to state securities laws (all of which filings, other than those which are required to be made after the Closing, have been made by the Company). In rendering the foregoing opinion with respect to performance by the Company of its obligations under the Registration Rights Agreement, such counsel may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

              (c) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Purchased Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers. The Purchasers may conclusively rely on such certificate until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Company cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

         (d) A certificate of the President of the Company stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct and that all conditions required to be performed prior to or at the Initial Closing have been performed as of the Initial Closing.

         (e) The Restated Certificate of Incorporation of the Company (the "Charter") shall provide for the designation of the rights and preferences of the Series A Preferred Stock in the form set forth in Exhibit 1.01A attached
                                                      -------------
hereto.

         (f)  A Stockholders' Agreement in the form set forth in Exhibit 2.02F
                                                                 -------------
(the "Stockholders' Agreement") shall have been executed by the parties named therein.

         (g) Certificates of Good Standing for the Company from the Secretaries of State of Delaware, Massachusetts, Rhode Island, Vermont, Maine, New Jersey, New York, Pennsylvania and all other jurisdictions in which the Company is qualified to do business as a foreign corporation shall have been provided to the Purchasers and their special counsel.

         (h) Payment for the costs, expenses, taxes and filing fees identified in Section 8.04.

         (i) The Board of Directors of the Company following the Initial Closing shall consist of seven (7) members, of which the current members shall be: John C. Garbarino, Angus M. Duthie, Kevin J. Dougherty, John K. Herdklotz and Edward L. Cahill, with the remaining members to be designated in accordance with the Stockholders' Agreement.

         (j) The Company and the Purchasers shall have entered into a Registration Rights Agreement in the form set forth in Exhibit 2.02J (the
                                                       ------------------
"Registration Rights Agreement").
--------------------------------
         (k) The Company's By-laws shall be in form and substance reasonably satisfactory to the Purchasers and their special counsel.

         (l)  Participation of all Purchasers specified on Schedule I hereto in
                                                           ----------
the transactions.

   2.03  Consents, Waivers, Etc. Prior to the Initial Closing, the Company shall
         --------  -------  ---
have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Initial Preferred Shares and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Initial Preferred Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws. In addition to the documents set forth above, the Company shall have provided to the Purchasers any other information or copies of documents that they may reasonably request.

       2.04   Conditions Precedent to Additional Closings. The respective
              ---------- --------- -- ---------- --------
several obligations of the Purchasers to purchase and pay for the Additional Preferred Shares to be purchased at the Additional Closing are subject to (i) the written consent of a majority in interest of the Purchasers, (ii) the continuing performance in all material respects of all agreements by the Company contained in this Agreement and the Stockholders' Agreement, and (iii) the delivery to each Purchaser of a certificate, dated the date of such Additional Closing, signed by the President of the Company, to the effect that (A) other than as disclosed in a schedule, which shall be reasonably satisfactory to a majority in interest of the Purchasers, attached to such certificate or as contemplated by this Agreement, the representations and warranties of the Company contained in Article III hereof were true and correct when made and are true and correct in all material respects on and as of the date of such Additional Closing (it being understood that, in the latter case, any reference to the Closing contained in said Article III shall be deemed to be a reference to such Additional Closing), (B) the Company has performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement, the Stockholders' Agreement and the Registration Rights Agreement required to be performed or complied with by it on or prior to the date of the Additional Closing, and (C) since the date of the Initial Closing, there has not occurred (or is likely to occur) any material adverse event with respect to the Company or its operations.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company, together with its subsidiaries, represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as
Schedule II (which Disclosure Schedule makes explicit reference to the
-----------
particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

       3.01   Organization, Qualifications and Corporate Power.
              ------------------------------------------------

              (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to be so qualified would have a material adverse effect on the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Registration Rights Agreement and the Stockholders' Agreement to issue, sell and deliver the Preferred Shares and to issue and deliver the Converted Shares.

           (b)  The attached Schedule III contains a list of all subsidiaries of
                             ------------
the Company and its equity interest therein. Except for such subsidiaries, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. Each of the Company's corporate subsidiary and limited liability company subsidiary is a corporation or limited liability company duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, as the case may be, and is duly licensed or qualified to transact business as a foreign corporation or limited liability company, as the case may be, and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to be so qualified would have a material adverse effect on the Company. Each of the subsidiaries referenced above has the corporate power or entity power, as the case may be, and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock or equity interests, as the case may be, of each of the subsidiaries are owned beneficially and of record by the Company, one of its other subsidiaries, or any combination of the Company and/or one or more of its other subsidiaries, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the subsidiaries is or may become obligated to issue any shares of its capital stock or equity interests, as the case may be, to any person other than the Company or one of the other subsidiaries.

     3.02  Authorization of Agreements, Etc.
           --------------------------------

           (a) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Stockholders' Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Purchased Shares and the issuance and delivery of the Converted Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries. To the best of the Company's knowledge, no provision of the Stockholders' Agreement violates, conflicts with, results in a breach of or constitutes (with due notice or lapse of time or both) a default by any other party under any other indenture, agreement or instrument.

          (b) The Purchased Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement and the Stockholders' Agreement and as imposed by applicable federal and state securities laws. The Converted Shares have been duly reserved for issuance upon conversion of the Purchased Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement and the Stockholders' Agreement and as imposed by applicable federal and state securities laws. Neither the issuance, sale or delivery of the Purchased Shares nor the issuance or delivery of the Converted Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

     3.03 Validity. This Agreement has been duly executed and delivered by
          --------
the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). The Registration Rights Agreement and the Stockholders' Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally).

     3.04 Authorized Capital Stock. The authorized capital stock of the Company
          ------------------------
consists of (i) 5,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"), of which 1,666,667 shares have been designated Series A Preferred Stock, and (ii) 10,000,000 shares of Common Stock. Immediately prior to the Closing, 1,471,480 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Preferred Stock will have been issued. The stockholders of record owning more than 5% of the outstanding shares of the Common Stock of the Company and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule IV. The designations, powers, preferences, rights,
             -----------
qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter and Certificate of Designations, a copy of which is attached as Exhibit 1.01A, and
                                                            -------------
all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule IV, (i) no
                                                     -----------
subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (ii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule
                                                                      --------
IV, the Company has no obligation (contingent or other) to purchase, redeem or
--
otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stockholders' Agreement, to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

           3.05 Financial Statements. The Company has furnished to the
                --------------------
Purchasers the audited consolidated balance sheet of Telor Ophthalmic Pharmaceuticals, Inc., Occupational Health + Rehabilitation Inc and their subsidiaries (collectively, the "Predecessor Companies") as of December 31, 1995 and the related audited consolidated statements of income, stockholders' equity and cash flows of the Predecessor Companies for the year ended December 31, 1995, the Unaudited Pro Forma Combined Financial Information as of December 31, 1995 as disclosed in the Offering Memorandum and Proxy Statement dated May 15, 1996 (the "Proxy Statement"), the unaudited consolidated balance sheet of the Company and its subsidiaries as of June 30, 1996 (the "Balance Sheet") and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the 6 months ended June 30, 1996. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except that such unaudited financial statements do not contain all of the required footnotes and interim statements do not contain year-end adjustments), or where different from generally accepted accounting principles, SEC requirements, and fairly present the consolidated financial position of the Predecessor Companies, the Company and its subsidiaries as of December 31, 1995 and June 30, 1996, respectively, and the consolidated results of their operations and cash flows of the Predecessor Companies, the Company and its subsidiaries for the year ended December 31, 1995 and the 6 months ended June 30, 1996, respectively. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company and its subsidiaries (on a consolidated basis) from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries (on a consolidated basis) has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

           3.06 Events Subsequent to the Date of the Balance Sheet. Since the
                --------------------------------------------------
date of the Balance Sheet, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

           3.07 Litigation; Compliance with Law. There is no (i) action, suit,
                -------------------------------
claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending, or threatened or contemplated against others. The Company has complied in all material respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations. There is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

           3.08 Proprietary Information of Third Parties. To the best of the
                ----------------------------------------
Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

           3.09 Patents, Trademarks, Etc. Set forth in Schedule II is a list and
                ------------------------               -----------
brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and registered copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

           3.10 Title to Properties. The Company and its subsidiaries have good,
                -------------------
clear and marketable title to their respective properties and assets reflected on the Balance Sheet or acquired by them since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its subsidiaries, including without limitation, the ability of the Company and its subsidiaries to secure financing using such properties and assets as collateral. To the best of the Company's knowledge after due inquiry, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's and its subsidiaries' properties and assets for their respective intended uses and purposes, or the value of such properties, and neither the Company nor any subsidiary has received notice of any special assessment proceedings which would affect such properties and assets.

           3.11 Leasehold Interests. Each lease or agreement to which the
                -------------------
Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge after due inquiry, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

           3.12 Insurance.  The Company holds valid policies covering all of
                ---------
the insurance required to be maintained by it under Section 4.04.

           3.13 Taxes. The Company has filed all tax returns, federal, state,
                -----
county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable (and are not the subject of a valid extension of time), including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable. The Company has not received notice that its federal income tax returns have been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

           3.14 Other Agreements. Except as set forth in the attached Schedule
                ----------------                                      --------
V(A), the Company is not a party to or otherwise bound by any written or oral
----
agreement, instrument, commitment or restriction which individually or in the aggregate has, or which the Company believes is likely to, materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Except as set forth in the attached Schedule V(B), the
                                                            -------------
Company is not a party to or otherwise bound by any written or oral:

           (a) sales agency or similar agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for agreements which, in the aggregate, are not material to the business of the Company);

           (b) agreement which entitles any customer to a rebate or right of set-off, or which varies in any material respect from the Company's standard form agreements;

           (c) agreement with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

           (d) agreement with any supplier or customer containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision;

           (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

           (f) agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

           (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans which are not self-insured and are applicable to employees generally);

           (h) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

           (i) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

           (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

           (k) assignment, license or other agreement with respect to any form of intangible property;

           (l) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement;

           (m) agreement under which it has limited or restricted its right to compete with any person in any respect;

           (n) other agreement or group of related agreements with the same party involving more than $10,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the Company's products or services if such agreement or group of agreements was entered into by the Company in the ordinary course of business; or

           (o) other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act") which has not yet been filed with the Commission and a copy delivered to counsel for the Purchasers.

The Company, and to the best of the Company's knowledge after due inquiry, each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any agreement, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such agreement, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, instrument, commitment, plan or arrangement to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

           3.15 Loans and Advances. The Company does not have any outstanding
                ------------------
loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

           3.16  Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.
                 --------------------------------------------------------------
The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

           3.17 Significant Customers and Suppliers. No customer or supplier
                -----------------------------------
which was significant to the Company during the period covered by the financial statements referred to in Section 3.05 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

           3.18 Governmental Approvals. Subject to the accuracy of the
                ----------------------
representations and warranties of the Purchasers set forth in Article V, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or the Stockholders' Agreement, the issuance, sale and delivery of the Purchased Shares or, upon conversion thereof, the issuance and delivery of the Converted Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Purchased Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

           3.19 Disclosure. Neither this Agreement, nor any Schedule or Exhibit
                ----------
to this Agreement, nor the Proxy Statement, nor the income summaries by center and summaries regarding patient visits and revenue by center through August 31, 1996, nor the consolidated balance sheet of the Company as of August 31, 1996 contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries. The financial projections and other estimates provided to the Purchasers were prepared by the Company based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company believes to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof, no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

           3.20 Offering of the Purchased Shares. Neither the Company nor any
                --------------------------------
person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Purchased Shares or any security of the Company similar to the Purchased Shares has offered the Purchased Shares or any such similar security for sale to, or solicited any offer to buy the Purchased Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Purchased Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Purchased Shares to the registration provisions of the Securities Act.

           3.21 Brokers. The Company has no contract, arrangement or
                -------
understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

           3.22 Officers. Set forth in Schedule II is a list of the names of the
                --------               -----------
officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company and its subsidiaries in 1996. None of such persons has an employment agreement or understanding, whether oral or written, with the Company or any of its subsidiaries, which is not terminable on notice by the Company or such subsidiary without cost or other liability to the Company or such subsidiary.

           3.23 Transactions With Affiliates. No director, officer, employee or
                ----------------------------
stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

           3.24 Employees. Each of the officers of the Company, each key
                ---------
employee and each other employee now employed by the Company who has access to confidential information of the Company has executed a Confidentiality Agreement (collectively, the "Confidentiality Agreements"), and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes., and with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

           3.25 U.S. Real Property Holding Corporation. The Company is not now
                --------------------------------------
and has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Treasury Regulations and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such Regulations.

           3.26 Environmental Protection. The Company has not caused or allowed,
                ------------------------
or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise which could reasonably be expected to result in a claim or liability of a material adverse nature. The Company, the operation of its business, and any real property that the Company owns, leases or otherwise occupies or uses (the "Premises") are in compliance in all material respects with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all material permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon, and is in material compliance with all such permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of the Company's knowledge, the Premises has never been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

           3.27  ERISA.
                 -----

           (a) Schedule II lists each Employee Plan that covers any employee of
               -----------
the Company, copies or descriptions of all of which have previously been made available or furnished to the

Purchasers. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 and an accurate summary description of such plan.

           (b) Schedule II also includes a list of each Benefit Arrangement of
               -----------
the Company, copies or descriptions of all of which have been made available or furnished previously to the Purchasers.

           (c) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Company and its Affiliates have not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

           (d) None of the Employee Plans or other arrangements listed on
Schedule II covers any non-United States employee or former non-United States
-----------
employee of the Company.

           (e) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

           (f) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to the Purchasers copies of the most recent Internal Revenue Service determination letters with respect to each such plan, including a letter with respect to amendments required by the Tax Reform Act of 1986. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

           (g) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan and Benefit Arrangement.

           (h) Except as disclosed in writing to the Purchasers prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

           (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

           (j) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

           (k) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

           (l) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

           (m) The Company does not have, nor is it reasonably expected to have, any liability under Title IV of ERISA.

           3.28 Foreign Corrupt Practices Act. The Company has not taken any
                -----------------------------
action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the best of the Company's knowledge after due inquiry, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

           3.29 Federal Reserve Regulations. The Company is not engaged in the
                ---------------------------
business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Preferred Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

           3.30 Additional Information. The Company has filed in a timely manner
                ----------------------
all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the requirements of the Exchange Act as of their respective filing dates, and the information contained therein was true and correct in all material respects as of the date of such documents, and each of the following documents as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

                (a) The Company's Quarterly Report on Form 10-Q for the quarter year ended June 30, 1996; and

                (b) all other documents, if any, filed by the Company with the Securities and Exchange Commission (the "Commission") since the filing of the Quarterly Report on

Form 10-Q for the fiscal quarter ended June 30, 1996 pursuant to the reporting requirements of the Exchange Act.

           3.31 Securities Act of 1933. The Company has complied and will comply
                ----------------------
with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act and applicable state securities laws.

                                  ARTICLE IV

                           COVENANTS OF THE COMPANY

           The Company, together with its subsidiaries, covenants and agrees with each of the Purchasers that:

           4.01  Financial Statements, Reports, Etc. The Company shall furnish
                 -----------------------------------
to each Purchaser:

           (a) within the time periods required for the furnishing thereof, copies of the Company's reports filed on Form 10-K, Form 10-Q and any successor form or forms;

           (b) within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries, if any, the related consolidated statements of income, stockholders' equity and cash flows, income summaries by center, receivable aging tables by center and monthly center operating data unaudited but prepared in accordance with generally accepted accounting principles (except for notes and year-end adjustments) and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 4.01(b) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities;

           (c) at the time of delivery of each annual financial statement pursuant to Section 4.01(a), a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement and the Series A Convertible Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series A Convertible Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

           (d) at the time of delivery of each monthly statement pursuant to
       Section 4.01(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

           (e) no later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail, by center (other than cash flow projections and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

           (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

           (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 3.07 that could materially adversely affect the Company or any of its subsidiaries;

           (h) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission;

           (i) at the time of delivery to the Company's Board of Directors, reports, minutes, consents, waivers or such other information substantially similar to such reports, minutes, consents, waivers or other information delivered to the members of the Company's Board of Directors provided that each Purchaser understands that it could be subject to fines, penalties and other liabilities under applicable securities laws in the event of trading in the Company's securities while in the possession of any material, non-public information concerning the Company and agrees to abide by these legal prohibitions on tipping and trading; and

           (j) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

           4.02 Reserve for Conversion Shares. The Company shall at all times
                -----------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Purchased Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Purchased Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Purchased Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Purchased Shares.

           4.03 Existence. The Company shall maintain and cause each of its
                ---------
subsidiaries (if any) to maintain, their respective corporate or legal existence, rights and franchises in full force and effect.

           4.04 Properties, Business, Insurance. The Company shall maintain and
                -------------------------------
cause each of its subsidiaries (if any) to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also use its best efforts to obtain within 45 days of the Initial Closing Date and thereafter maintain in effect a "key person" life insurance policy, payable to the Company, on the life of John Garbarino (so long as he remains an employee of the Company), in the amount of $1,000,000. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Purchasers holding at least a majority of the outstanding Purchased Shares, the Company will add one designee of such Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

           4.05 Inspection, Consultation and Advice. The Company shall permit
                -----------------------------------
and cause each of its subsidiaries (if any) to permit each Purchaser and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

           4.06 Restrictive Agreements Prohibited. Neither the Company nor any
                ---------------------------------
of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement, the Stockholders' Agreement or the Charter.

           4.07 Transactions with Affiliates. Except for transactions
                ----------------------------
contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

           4.08 Expenses of Directors. The Company shall promptly reimburse in
                ---------------------
full, each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series A Convertible Preferred Stock, for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

           4.09 Board of Directors Meetings. The Company shall use its best
                ---------------------------
efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter.

           4.10 Compensation. The Company shall not pay to its management
                ------------
compensation in excess of that compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses without the unanimous written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Convertible Preferred Stock.

           4.11 By-laws. The Company shall use its best efforts, as promptly as
                -------
reasonably practicable after the Initial Closing Date, to cause its By-laws to provide that, unless otherwise required by the laws of the State of Delaware, any two directors shall have the right to call a meeting of the Board of Directors. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

           4.12 Reserved Employee Shares. From and after the Closing Dates
                ------------------------
contemplated by this Agreement, the Company shall cause to be reserved for issuance to directors, officers, employees and consultants of the Company on the date hereof at least the same percentage of the fully diluted capital stock of the Company as existed immediately prior to the Initial Closing Date, and the Company shall also cause to be reserved for issuance to directors, officers, employees and consultants of the Company commencing such relationship with the Company after the date hereof an additional 5% of the fully diluted capital stock of the Company (collectively, the "Reserved Employee Shares"), such Reserved Employee Shares to be issued at a price equal to or greater than the Series A Conversion Price (as defined in paragraph 6 of the Company's Certificate of Designations filed with the Secretary of State of the State of Delaware on the date hereof), pursuant to stock purchase, stock grant or stock option arrangements pursuant to which such Reserved Employee Shares will not become fully exercisable less than three years nor more than five years from the date of such grant without the unanimous written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Convertible Preferred Stock.

           4.13 Employee Confidentiality Agreements. The Company shall use its
                -----------------------------------
best efforts to obtain, and shall cause its subsidiaries (if any) to use their best efforts to obtain, Confidentiality Agreement from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

           4.14 Compliance with Laws. The Company shall comply, and cause each
                --------------------
subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

           4.15 Keeping of Records and Books of Account. The Company shall keep,
                ---------------------------------------
and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

           4.16 U.S. Real Property Interest Statement. The Company shall provide
                -------------------------------------
prompt written notice to each Purchaser following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser as soon as practicable but in any event within thirty (30) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 4.16 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

           4.17 Compensation and Audit Committees. The Company shall, by
                ---------------------------------
amending its By-laws or otherwise, establish and maintain a Compensation Committee and an Audit Committee of the Board of Directors, each of which shall consist of at least three directors. The three directors serving on the Compensation Committee of the Company shall initially be Edward L. Cahill, Angus
M. Duthie and one other director of the Company unaffiliated with management of the Company who shall be appointed after the Initial Closing Date. Except for arrangements existing on the date hereof, no compensation or other remuneration at an annual rate in excess of $100,000 shall be paid to, and no capital stock of the Company shall be issued or granted to, any director, officer or employee of, or any consultant or adviser to, the Company or any of its subsidiaries, without the approval of the Compensation Committee. No employee stock option plan, employee stock purchase plan, employee restricted stock plan or other employee stock plan shall be established without the approval of the Compensation Committee. The Audit Committee shall select (subject to the approval of the Board of Directors) and provide instructions to the Company's auditors.

           4.18 Listing. The Company shall use its best efforts to comply with
                -------
all requirements of the National Association of Securities Dealers, Inc. (the "NASD") and the Nasdaq SmallCap Market with respect to the issuance of the Shares and the listing of the Company's Common Stock on the Nasdaq SmallCap Market.

           4.19 Termination of Covenants. The covenants set forth herein shall
                ------------------------
terminate and be of no further force or effect as to each of the Purchasers when such Purchaser no longer holds any shares of Series A Convertible Preferred Stock.

                                   ARTICLE V

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                               OF THE PURCHASERS

                  (a) Each of the Purchasers, severally and not jointly, represents and warrants to, and covenants with, the Company, as of the date hereof, the Initial Closing Date and as of the Additional Closing Date, that:
(i) it will acquire the Purchased Shares to be acquired by it for its own account and that the Purchased Shares are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof;
(ii) the execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser, and this Agreement has been duly executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of the Purchaser; (iii) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the specific purpose of acquiring the Purchased Shares; (iv) it has taken no action which would give rise to any claim by any other person for any brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby; (v) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;
(vi) without limiting the representations or warranties of the Company in
Article III hereof, it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, and it has been furnished with copies of documents which it has requested; and (vii) it is not an "Interested Stockholder" of the Company as that term is defined in the Company's Charter and Section 203 of the Delaware General Corporation law.

                  (b) Each of the Purchasers, severally and not jointly, further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser herein may be legally unenforceable.

                  (c) Each of the Purchasers further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Commission, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows, together with any legends that may be required under applicable state securities laws:

                "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred [for non U.S. persons add: in the United States or to U.S. persons] without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws."

                                  ARTICLE VI

                            RIGHT OF FIRST REFUSAL

        6.01    Right of First Refusal. The Company shall not issue, sell or
                ----------------------
exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, for a price equal to or less than the then applicable "Series A Conversion Price" (as defined in paragraph 6 of the Company's Certificate of Designations filed with the Secretary of State of the State of Delaware on the date hereof) any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of Series A Preferred Stock, (iii) any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the "Offered Securities") to the Purchasers as follows: The Company shall offer to sell to each Purchaser (a) that portion of the Offered Securities as the number of shares of Purchased Shares and Converted Shares then held by such Purchaser, as the case may be, bears to the total number of shares of Common Stock, Purchased Shares and Converted Shares outstanding on such date (the "Basic

Amount"), and (b) such additional portion of the Offered Securities as such Purchaser shall indicate it will purchase should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Purchaser (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the Offer.

           6.02 Notice of Acceptance. Notice of each Purchaser's intention to
                --------------------
accept, in whole or in part, any Offer made pursuant to Section 6.01 shall be evidenced by a writing signed by such Purchaser and delivered to the Company prior to the end of the 20-day period of such Offer, setting forth such of the Purchaser's Basic Amount as such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Purchaser shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total Offered Securities, then each Purchaser who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Purchaser bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

        6.03    Conditions to Acceptances and Purchase.
                --------------------------------------

                (a)  Permitted Sales of Refused Securities. In the event that
                     -------------------------------------
Notices of Acceptance are not given by the Purchasers in respect of all the Offered Securities, the Company shall have seventy-five (75) days from the expiration of the period set forth in Section 6.01 to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities") to the Person or Persons specified in the Offer, but only for cash and/or debt securities and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

                 (b)  Reduction in Amount of Offered Securities. In the event
                      -----------------------------------------
the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6.03(a) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number, or other units, of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Purchaser elected to purchase pursuant to Section 6.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchasers in accordance with Section 6.01.

          (c)   Closing. Upon the closing, which shall include full payment to
                -------
the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6.03(b) if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

           6.04 Further Sale. In each case, any Offered Securities not purchased
                ------------
by the Purchasers or other Person or Persons in accordance with Section 6.03 may not be sold or otherwise disposed of until they are again offered to the Purchasers under the procedures specified in Sections 6.01, 6.02 and 6.03.

           6.05 Exception. The rights of the Purchasers under this Article VI
                ---------
shall not apply to:

                (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock,

                (b) Series A Preferred Stock issued as a dividend to holders of Series A Preferred Stock upon any subdivision or combination of shares of Series A Preferred Stock,

                (c)  the Converted Shares,

                (d)  the Additional Preferred Shares,

                (e)  any Reserved Employee Shares,

                (f) Common Stock issued pursuant to the exercise or conversion of options, warrants and convertible securities outstanding on the Initial Closing Date,

                (g) Common Stock issued pursuant to the acquisition of another entity by the Company by merger (whereby the Company or its shareholders immediately prior to such merger own no less than 51% of the voting power of the acquired entity or the surviving corporation after such merger) or purchase of substantially all of its stock or assets (including the Common Stock to be issued to Argosy Health, L.P.), and

                 (h) any securities issued pursuant to a firm commitment underwritten public offering.

                                  ARTICLE VII

                       DEFINITIONS AND ACCOUNTING TERMS

           7.01  Certain Defined Terms.  As used in this Agreement, the
                 ------- ------- -----
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Additional Preferred Shares" shall have the meaning attributable to it in Section 1.02 of the Agreement.

           "Agreement" means this Series A Convertible Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits and Schedules hereto.

           "Benefit Arrangement" means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of the Company.

           "Board of Directors" means the board of directors of the Company as constituted from time to time.

           "Common Stock" includes (a) the Company's Common Stock, $.001 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Charter be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

           "Company" means and shall include Occupational Health + Rehabilitation Inc, a Delaware corporation and its predecessors, successors and assigns.

           "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

           "Converted Shares" shall have that meaning attributable to it in
Section 1.03 of this Agreement.

           "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (A)(i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company, or (B)(i) is subject to any provision of Title IV of ERISA and (ii) is maintained or contributed to by any of the Company's ERISA Affiliates.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

           "Initial Closing" and "Initial Closing Date" shall have the respective meanings attributable to them in Section 1.05 of this Agreement.

           "Initial Preferred Shares" shall have the meaning attributable to it in Section 1.01 of this Agreement.

           "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

           "Person" means an individual, corporation, partnership, joint venture, trust, limited liability company or unincorporated organization, or a government or any agency or political subdivision thereof.

           "Purchased Shares" shall have that meaning attributable to it in
Section 1.02 of this Agreement.

           "Purchaser" and "Purchasers" shall have that meaning attributable to it in Section 1.01 of this Agreement and shall include the original Purchasers and also any other holder of any of the Shares.

           "Reserved Employee Shares" shall have the meaning attributable to it in Section 4.12 of this Agreement.

           "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities
Act) thereunder, all as the same shall be in effect at the time.

           "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Company, $.001 par value, having the rights, powers, privileges and preferences set forth in Exhibit 1.01A hereto.
                         -------------

           "Shares" shall have that meaning attributable to it in Section 1.04 of this Agreement.

           "Subsidiary" or "Subsidiaries" means any Person of which the Company and/or any of its other subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding equity interest of such Person other than directors' qualifying shares.

           7.02  Accounting Terms. All accounting terms not specifically defined
                 ----------------
herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


                                 ARTICLE VIII

                                 MISCELLANEOUS

           8.01  No Waiver; Cumulative Remedies. No failure or delay on the part
                 -- ------  ---------- --------
of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           8.02  Amendments, Waivers and Consents. Any provision in this
                 ----------  ------- --- --------
Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company
(i) shall obtain consent thereto in writing from the holder or holders of at least a majority in interest of the Shares, and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything to the contrary contained herein, any amendment which (x) increases any Purchaser's obligations hereunder or increases the purchase price or number of Additional Preferred Shares, or (y) grants to any one or more Purchasers any rights more favorable than any rights granted to all other Purchasers hereunder, must be approved by each Purchaser so as to be effective against such Purchaser.

           8.03  Addresses for Notices. All notices, requests, demands and other
                 --------- --- -------
communications provided for hereunder shall be in writing (including electronic communication) and delivered personally, or by overnight courier, or by facsimile or other electronic means or sent by certified or registered United States mail, postage prepaid, return receipt requested and addressed as follows:

           If to any holder of the Shares: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at the addresses set forth on Schedule I hereto or at such other
                                         ----------
address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section, with a copy to Leslie E. Davis, Esq., Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110.

           If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section, with a copy to Donna L. Brooks, Esq., Shipman & Goodwin LLP, One American Row, Hartford, CT 06103.

           All such notices, requests, demands and other communications shall be effective three days after deposited in the mails or upon receipt when delivered electronically, by facsimile, by hand or by overnight courier, respectively, addressed as aforesaid, unless otherwise provided herein.

           8.04  Costs, Expenses and Taxes. The Company agrees to pay in
                 -----  -------- --- -----
connection with the preparation, execution and delivery of this Agreement and the issuance of the Purchased Shares, the reasonable fees and out-of-pocket expenses collectively (not to exceed $25,000) of Testa, Hurwitz & Thibeault, LLP, special counsel for the Purchasers, and other consultants. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Purchased Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

           8.05  Binding Effect; Assignment. This Agreement shall be binding
                 ------- ------  ----------
upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate any of its respective obligations hereunder or to assign its respective rights hereunder or any interest herein without the prior written consent of the holders of at least a majority in interest of the Shares.

           8.06  Survival of Representations and Warranties. All representations
                 -------- -- --------------- --- ----------
and warranties made in this Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

           8.07  Prior Agreements.  This Agreement constitutes the entire
                 ----- ----------
agreement between the parties and supersedes any prior understandings or agreements concerning the purchase and sale of the Shares.

           8.08  Severability. The provisions of this Agreement and the terms of
                 ------------
the Series A Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or the Series A Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the terms of the Series A Preferred Stock; but this Agreement and the terms of the Series A Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

           8.09  Governing Law. This Agreement shall be construed and enforced
                 --------- ---
in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

           8.10  Headings. Article, Section and subsection headings in this
                 --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

           8.11  Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

           8.12  Further Assurances. From and after the date of this Agreement,
                 ------------------
upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and all ancillary documents, instruments or certificates delivered therewith and the Shares.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused this Series A Preferred Stock Purchase Agreement to be executed as of the date first above written.

THE COMPANY:                       PURCHASERS:

OCCUPATIONAL HEALTH +              CAHILL, WARNOCK STRATEGIC
  REHABILITATION INC                 PARTNERS FUND, L.P.

                                   By:  Cahill, Warnock Strategic Partners, L.P.

By:                                By:
     -------------------------          -------------------------------
      John C. Garbarino            Title:   General Partner
                                           ----------------------------
      President and Chief Executive Officer
                                   STRATEGIC ASSOCIATES, L.P.

                                   By:  Cahill, Warnock & Company, LLC


                                   By:
                                        -------------------------------
                                   Title:  Managing Member
                                           ----------------------------

                                   AXA U.S. GROWTH FUND, LLC


                                   By:
                                        -------------------------------
                                   Title:    Managing Member
                                           ----------------------------

                                   U.S. GROWTH FUND PARTNERS, C.V.


                                   By:
                                        -------------------------------
                                   Title:    General Partner
                                           ----------------------------

                                   DOUBLE BLACK DIAMOND II, LLC


                                   By:
                                        -------------------------------
                                   Title:    Managing Member
                                           ----------------------------

                                   ALMANORI LIMITED


                                   By:
                                        -------------------------------
                                   Title:    Attorney-in-Fact
                                           ----------------------------

                                   THE VENTURE CAPITAL FUND OF
                                     NEW ENGLAND III, L.P.

                                   By:  FH & Co. III, L.P., Its General Partner


                                   By:
                                        -------------------------------

                                   BANCBOSTON VENTURES, INC.


                                   By:
                                        -------------------------------

                                   VENROCK ASSOCIATES


                                   By:
                                        -------------------------------

                                   VENROCK ASSOCIATES II, L.P.


                                   By:
                                        -------------------------------


                                   ASSET MANAGEMENT ASSOCIATES,
                                     1989, L.P.

                                   By:  AMC Partners 89, L.P., General Partner


                                   By:
                                        -------------------------------

                   OCCUPATIONAL HEALTH + REHABILITATION INC
                   ----------------------------------------

                                  SCHEDULE I
                                  ----------

                                               Initial                                    Additional
Name and                                      Preferred               Purchase            Preferred              Purchase
Address of Purchasers                           Shares                  Price               Shares                 Price
---------------------                           ------                  -----               ------                 -----

Cahill, Warnock Strategic                       679,042               $4,074,252               119,750           $   718,500
Partners Fund, L.P.
10 North Calvert Street
Suite 735
Baltimore, Maryland 21202
Attn:  Mr. Edward L. Cahill

Strategic Associates, L.P.                       37,625                  225,750                 6,750                40,500
10 North Calvert Street
Suite 735
Baltimore, Maryland 21202
Attn:  Mr. Edward L. Cahill

Axa U.S. Growth Fund, LLC                        86,667                  520,002                15,250                91,500
c/o Partech International
50 California Street
Suite 3200
San Francisco, CA 94111
Attn:  Mr. Thomas G. McKinley

U.S. Growth Fund Partners,                      173,334                1,040,004                30,500               183,000
C.V.
c/o Partech International
50 California Street
Suite 3200
San Francisco, CA 94111
Attn:  Mr. Thomas G. McKinley

Double Black Diamond II, LLC                     16,667                  100,002                 3,000                18,000
c/o Partech International
50 California Street
Suite 3200
San Francisco, CA 94111
Attn:  Mr. Thomas G. McKinley


                                               Initial                                    Additional
Name and                                      Preferred               Purchase            Preferred              Purchase
Address of Purchasers                           Shares                  Price               Shares                 Price
---------------------                           ------                  -----               ------                 -----

Almanori Limited                                  6,665                   39,990                 1,250                 7,500
c/o Partech International
50 California Street
Suite 3200
San Francisco, CA 94111
Attn:  Mr. Thomas G. McKinley

Asset Management Associates,                     83,333                  499,998                14,500                87,000
1989, L.P.
2275 East Bayshore Road
Palo Alto, CA  94303
Attn:  Mr. Craig C. Taylor

Venrock Associates                               66,667                  400,002                11,800                70,800
Room 5508
30 Rockefeller Plaza
New York, New York 10112
Attn:  Mr. Patrick F. Latterell

Venrock Associates II, L.P.                     100,000                  600,000                17,700               106,200
Room 5508
30 Rockefeller Plaza
New York, New York 10112
Attn:  Mr. Patrick F. Latterell

The Venture Capital Fund of                      66,667                  400,002                11,750                70,500
New England, III, L.P.
160 Federal Street, 23rd Floor
Boston, MA  02110
Attn:  Mr. Kevin J. Dougherty

BancBoston Ventures, Inc.                       100,000                  600,000                17,750               106,500
100 Federal Street
Boston, MA  02110
Attn:  Ms. Marcia T. Bates

           TOTAL                              1,416,667               $8,500,002               250,000            $1,500,000